UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2015

RESOLUTE FOREST PRODUCTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Resolute Forest Products Inc. 111 Duke Street, Suite 5000 Montreal, Quebec, Canada		H3C 2M1
(Address of principal executive offices)		(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 16, 2015, Resolute Forest Products Inc. (the “Company”) acquired Atlas Paper Holdings, Inc. (“Atlas Paper”) pursuant to an agreement and plan of merger dated November 16, 2015 (the “Merger Agreement”), among Atlas Paper, HC Capital Holdings 313A, LLC, as representative of Atlas Paper’s selling securityholders, and the Company’s wholly-owned subsidiaries Resolute Growth US LLC, as purchaser, and Resolute FP Florida Inc. The Company paid an aggregate purchase price in cash for Atlas Paper of approximately $156 million. A portion of the purchase price was used to discharge all indebtedness of Atlas Paper and its subsidiaries outstanding immediately prior to closing.

Pursuant to the Merger Agreement, and subject to its terms and conditions, on November 16, 2015, a subsidiary of the Company merged with and into Atlas Paper (the “Merger”). The Merger Agreement contains customary representations, warranties, covenants, and indemnification obligations. In connection with the Merger, Resolute Growth US LLC purchased insurance that, subject to the policy’s terms, conditions, retention amount and exclusions, provides certain coverage for breaches of representations and warranties made by Atlas Paper and its selling securityholders in the Merger Agreement. The policy exclusions include, among others, breaches known to the Company prior to closing, purchase price adjustments, criminal or civil fines, and liabilities relating to hazardous materials, the environment, and unfunded or underfunded benefit plans. Pursuant to the Merger Agreement, HC Capital Holdings 313A, LLC and Resolute Growth US LLC have also provided for a portion of the purchase price to be held in escrow to cover, among other things, post-closing purchase price adjustments and applicable retention amounts under the insurance policy described above.

This description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

The Merger Agreement has been filed as an exhibit to this Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Atlas Paper or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties were made solely for the benefit of the other parties to the Merger Agreement and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk among the parties if those statements prove to be inaccurate, (ii) may be qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risks among them that differ from risks applicable to investors, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to investors, and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, you should not rely on the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Atlas Paper.

ITEM 8.01	OTHER EVENTS

As described in Item 1.01 above, on November 16, 2015, the Company acquired Atlas Paper pursuant to the Merger. Atlas Paper operates three tissue machines, with an annual production capacity of approximately 65,000 short tons; 14 converting lines in Hialeah (Miami) and Sanford (Orlando); and a paper recycling facility in Tampa. Atlas Paper employs about 360 people.

The Company will report the financial results attributable to these assets in a stand-alone “tissue” segment.

On November 16, 2015, the Company issued a press release announcing the Merger. A copy of the press release is furnished as exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 16, 2015, among Atlas Paper Holdings, Inc., HC Capital Holdings 313A, LLC, Resolute Growth US LLC and Resolute FP Florida Inc.*

99.1	Press release dated November 16, 2015, announcing the Merger

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish copies thereof to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resolute Forest Products Inc.

Date: November 16, 2015	By:	/s/ Jacques P. Vachon
Name: Jacques P. Vachon
Title: Senior Vice President and Chief Legal Officer

INDEX OF EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 16, 2015, among Atlas Paper Holdings, Inc., HC Capital Holdings 313A, LLC, Resolute Growth US LLC and Resolute FP Florida Inc.*

99.1	Press release dated November 16, 2015, announcing the Merger

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish copies thereof to the Securities and Exchange Commission upon request.